                                                                     EXHIBIT 3.1


                       RESTATED ARTICLES OF INCORPORATION
                               (WITH AMENDMENTS)
                           OF KINETIC CONCEPTS, INC.


                                  ARTICLE ONE

         Kinetic Concepts, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act ("TBCA"), hereby adopts restated articles of incorporation that accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and that contain no other change in any provisions thereof.

                                  ARTICLE TWO

         The articles of incorporation of the corporation are amended by the restated articles of incorporation as follows:

         Article Three of the Articles of Incorporation is amended by the restated articles of incorporation of the corporation to read as follows:

                                 "ARTICLE THREE

         The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be organized under the Texas Business Corporation Act; provided, however, that the corporation shall not transact any business in this state that is prohibited by Article 2.01-B of the Texas Business Corporation Act."

         Article Four of the Articles of Incorporation is amended by the restated articles of incorporation of the corporation to read as follows:

                                 "ARTICLE FOUR

         The total number of shares of all classes of stock that the Corporation is authorized to issue is one hundred fifty million (150,000,000) shares, all of which shall be shares of Common Stock, par value $.001 per share."

         Article Six has been redesignated Article Ten and amended by the restated articles of incorporation of the corporation to read as follows:

                                  "ARTICLE TEN

         The street address of the registered office of the Corporation is 8023 Vantage Drive, San Antonio, Texas 78230, and the name of the registered agent of the Corporation at such address is Dennis E. Noll."

         Article Seven has been redesignated as paragraph (2) of Article Eight and amended by the restated articles of incorporation of the corporation to read as follows:

             "(2) To the extent permitted by the Texas Business Corporation Act as it now exists and as it may hereafter be amended, a Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a director, except for liability for (a) a breach of the Director's duty of loyalty to the Corporation or its shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office, or (d) an act or omission for which the liability for the Director is expressly provided for by statute."

         Article Eight has been redesignated Article Nine and amended by the restated articles of incorporation of the corporation to read as follows:

                                 "ARTICLE NINE

         The current board of directors of the Corporation at the time of filing of these Amended and Restated Articles of Incorporation consists of six
(6) directors. The names and address of the persons who are acting at the time of filing of these Amended and Restated Articles of Incorporation in the capacity of directors until the selection of their successors are:

         NAME                              ADDRESS

         James R. Leininger, M.D.          8023 Vantage Drive
                                           San Antonio, Texas 78230

         Raymond R. Hannigan               8023 Vantage Drive
                                           San Antonio, Texas 78230

         Robert Jaunich II                 50 Fremont Street
                                           Suite 3700
                                           San Francisco, California 94105

         James T. Farrell                  50 Fremont Street
                                           Suite 3700
                                           San Francisco, California 94105

         N. Colin Lind                     909 Montgomery Street
                                           Suite 400
                                           San Francisco, California 94133

         Jeffrey W. Ubben                  909 Montgomery Street
                                           Suite 400
                                           San Francisco, California 94133


         Article Nine has been redesignated Article Six and amended by the restated articles of incorporation of the corporation to read as follows:

                                  "ARTICLE SIX

         No shareholder or other holder of securities of the Corporation shall have any preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares, except as provided by any agreement between the Corporation and its shareholders."

         Articles Ten and Eleven have been deleted in their entirety by the amendments effected by the restated articles of incorporation of the corporation .

         The Articles of Incorporation are further amended by the restated articles of incorporation of the corporation by adding new Article Seven and paragraph (1) to Article Eight to read as follows:

                                 "ARTICLE SEVEN

             (1) With respect to any matter for which, but for this provision, the affirmative vote of the holders of two-thirds of the shares entitled to vote is required by the Act, the act of the shareholders on that matter shall be the affirmative vote of a majority of the shares entitled to vote on that matter rather than the affirmative vote otherwise required by the Act. With respect to any matter for which, but for this provision, the affirmative vote of the holders of two-thirds of the shares of any class or series is required by the Act, the act of the shareholders on that matter shall be the affirmative vote of a majority of the shares of that class or series rather than the affirmative vote of the holders of shares of that class or series otherwise required by the Act.

             (2) Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of all shares entitled to vote on the action were present and voted.

                                 ARTICLE EIGHT

             (1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation."

         The Articles of Incorporation are further amended by the restated articles of incorporation of the corporation by adding new Articles Eleven and Twelve to read as follows:

                                "ARTICLE ELEVEN

             (1) The Corporation reserves the right to amend, alter, change or repeal any provision of these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on shareholders in these Articles of Incorporation are subject to this reservation.

             (2) The By-laws of the Corporation may be amended, repealed or adopted by the affirmative vote of the holders of a majority of shares then entitled to vote on such action. The Board of Directors shall not have the power to amend, repeal or adopt any By-law of the Corporation.

                                 ARTICLE TWELVE

         The Corporation shall indemnify its directors to the fullest extent provided by the Texas Business Corporation act, as amended."

                                 ARTICLE THREE

         Each such amendment made by the restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and each such amendment made by the restated articles of incorporation were duly adopted by the shareholders of the corporation on the 5th day of January 1998.

                                  ARTICLE FOUR

         The number of shares outstanding was 19,431,254, and the number of shares entitled to vote on the restated articles of incorporation as so amended was 19,431,254. All of the shareholders have signed a written consent to the adoption of such restated articles of incorporation as so amended pursuant to
Article 9.10(A) of the TBCA and any written notice required by Article 9.10(A) of the TBCA has been given.

                                  ARTICLE FIVE

             The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof and as amended as above set forth:


                             "AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                             KINETIC CONCEPTS, INC.


                                  ARTICLE ONE

         The name of the corporation (which is hereinafter called the "Corporation") is Kinetic Concepts, Inc.

                                  ARTICLE TWO

         The period of duration of the Corporation is perpetual.

                                 ARTICLE THREE

         The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be organized under the Texas Business Corporation Act; provided, however, that the corporation shall not transact any business in this state that is prohibited by Article 2.01-B of the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The total number of shares of all classes of stock that the Corporation is authorized to issue is one hundred fifty million (150,000,000) shares, all of which shall be shares of Common Stock, par value $.001 per share."

                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand

Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                  ARTICLE SIX

         No shareholder or other holder of securities of the Corporation shall have any preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares, except as provided by any agreement between the Corporation and its shareholders.

                                 ARTICLE SEVEN

             (1) With respect to any matter for which, but for this provision, the affirmative vote of the holders of two-thirds of the shares entitled to vote is required by the Act, the act of the shareholders on that matter shall be the affirmative vote of a majority of the shares entitled to vote on that matter rather than the affirmative vote otherwise required by the Act. With respect to any matter for which, but for this provision, the affirmative vote of the holders of two-thirds of the shares of any class or series is required by the Act, the act of the shareholders on that matter shall be the affirmative vote of a majority of the shares of that class or series rather than the affirmative vote of the holders of shares of that class or series otherwise required by the Act.

             (2) Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                 ARTICLE EIGHT

             (1) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

             (2) To the extent permitted by the Texas Business Corporation Act as it now exists and as it may hereafter be amended, a Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a director, except for liability for (a) a breach of the Director's duty of loyalty to the Corporation or its shareholders, (b) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office, or (d) an act or omission for which the liability for the Director is expressly provided for by statute.

         Any repeal or modification of all or part of this article Eight by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE

         The current board of directors of the Corporation at the time of filing of these Amended and Restated Articles of Incorporation consists of six
(6) directors. The names and address of the persons who are acting at the time of filing of these Amended and Restated Articles of Incorporation in the capacity of directors until the selection of their successors are:

         NAME                                 ADDRESS

         James R. Leininger, M.D.             8023 Vantage Drive
                                              San Antonio, Texas 78230

         Raymond R. Hannigan                  8023 Vantage Drive
                                              San Antonio, Texas 78230

         Robert Jaunich II                    50 Fremont Street
                                              Suite 3700
                                              San Francisco, California 94105

         James T. Farrell                     50 Fremont Street
                                              Suite 3700
                                              San Francisco, California 94105

         N. Colin Lind                        909 Montgomery Street
                                              Suite 400
                                              San Francisco, California 94133

         Jeffrey W. Ubben                     909 Montgomery Street
                                              Suite 400
                                              San Francisco, California 94133

                                  ARTICLE TEN

The street address of the registered office of the Corporation is 8023 Vantage Drive, San Antonio, Texas 78230, and the name of the registered agent of the Corporation at such address is Dennis E. Noll."

                                 ARTICLE ELEVEN

             (1) The Corporation reserves the right to amend, alter, change or repeal any provision of these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on shareholders in these Articles of Incorporation are subject to this reservation.

             (2) The By-laws of the Corporation may be amended, repealed or adopted by the affirmative vote of the holders of a majority of shares then entitled to vote on such action. The Board of Directors shall not have the power to amend, repeal or adopt any By-law of the Corporation.

                                 ARTICLE TWELVE

         The Corporation shall indemnify its directors to the fullest extent provided by the Texas Business Corporation act, as amended.



                                           /s/ DENNIS E. NOLL
                                           --------------------------------
                                           Name: Dennis E. Noll
                                           Title: Senior Vice President